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                                                                    EXHIBIT 10.8

                               RESELLER AGREEMENT

        This Reseller Agreement ("Reseller Agreement"), dated as of March 26, 1999 ("Effective Date"), is made and entered into by and between ANDA Networks, Inc. ("ANDA"), a Delaware Corporation, and PairGain Technologies Corporation, a Delaware corporation ("Reseller").

                                    RECITALS

        ANDA desires to manufacture and sell to Reseller and to grant Reseller certain rights to resell the products described in Exhibit A and Exhibit B, and Reseller desires to purchase such products and to receive such resale rights, subject to the terms and conditions set forth in this Reseller Agreement; and

        ANDA and Reseller desire to discuss the potential of joint development efforts for solutions in the service provider market.

1. PROVISION AND SALE OF PRODUCT AND PLUGS. The product to be provided and sold by ANDA is identified in Exhibit A (the "Product"). All plugs and peripherals of the Product (the "Plugs"), as may also be provided and sold by ANDA to Reseller are identified in Exhibit B. Pursuant to the terms and conditions of this Reseller Agreement, ANDA and the Reseller may amend Exhibit A or Exhibit B from time to time to add future releases, upgrades or modifications of the Product or the Plugs. For purposes of this Reseller Agreement, references to the "Product" shall include any Plugs.

2. RESALE RIGHTS GRANTED BY ANDA; END USER AGREEMENT.

       2.1 Subject to the terms and conditions of this Reseller Agreement, ANDA grants to Reseller a non-exclusive, non-transferable, non-sublicenseable right to integrate the Product and/or any Plugs into an Application (defined in Exhibit A), and to resell the Product and the Plugs whether or not integrated with an Application into any account. Reseller may use subdistributors provided that any such subdistributor may not use other subdistributors and shall enter into a written enforceable agreement agreeing to be bound by all the limitations and restrictions of this Agreement.

       2.2 Notwithstanding the foregoing, no distribution or license of a Product by Reseller or its distributors shall be made except pursuant to an enforceable written agreement for ANDA's benefit signed by the end-user that is at least as protective of ANDA and its rights as this Agreement. Reseller (and/or its subdistributors) shall not provide any warranties to any end user that go beyond the warranties and liability limitations provided in this Agreement. Reseller shall indemnify ANDA for any failure to comply with the foregoing.

3. EXCLUSIVITY; PURCHASE REQUIREMENTS.

      3.1 In addition to the non-exclusive right granted in 2.1 and subject to the other terms and conditions of this Reseller Agreement, ANDA grants Reseller the exclusive right only to market and resell the Product only as integrated into an Application and only to accounts and prospective accounts listed on Exhibit C (the "Accounts"). This exclusivity with respect to the Accounts shall last for a period of one (1) year from the Effective Date, but may continue for an additional one (1) year period if renewed pursuant to the mutual agreement of the parties (collectively, the "Exclusivity Period"). ANDA and the Reseller may mutually agree to amend Exhibit C from time to time to add additional accounts.


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ANDA will provide technical assistance to Reseller with respect to Reseller's sales to the Accounts in the form of the support services (the "Services") listed in Exhibit D.

        3.2 The Reseller will use its commercially best efforts to advertise, promote, facilitate and generate sales of the Product to the Accounts. Without limiting the generality of the foregoing, in order to retain exclusivity of an Account the Reseller must produce revenues for ANDA equal to or exceeding the specified amount in Exhibit C from the Account during the first year of the Exclusivity Period. In the event that fails to produce revenues equal to or exceeding the specified amount in Exhibit C in revenues from the Account during the first year of the Exclusivity Period, ANDA may terminate the Reseller's right of exclusivity to that Account. ANDA and the Reseller agree to a quarterly review of the Exclusive Accounts and their performance against the minimum targets.

        3.3 Upon termination or expiration of the Exclusivity Period, the Reseller's right to resell the Product as integrated into an Application to the Accounts shall become a non exclusive right for the remainder of the term of this Reseller Agreement. Either party may terminate the exclusivity with respect to any Account upon six (6) months written notice to the other party, whereupon, the Reseller shall bear all further contractual obligations to such Account.

4. PURCHASE ORDERS, FORECASTS, AND DELIVERY.

        4.1 The purchase and sale of the Product and the Plugs shall be made by means of purchase orders (the "Purchase Orders") placed by the Reseller during the term of this Reseller Agreement in accordance with the terms and provisions hereof. All Purchase Orders for the Product and the Plugs submitted by the Reseller shall include the following: (i) description of the Product and Plugs ordered; (ii) quantities ordered, (iii) price, (iv) requested delivery dates,
(v) destination, and (vi) requested method of shipment. All Purchase Orders accepted by ANDA are binding on Reseller.

        4.2 Before the tenth day of each month, Reseller shall provide ANDA with a good faith forecast of its requirements of Products for the second through sixth (6th) months following such date. The amount of any Product ordered pursuant to such Purchase Order shall be not less than fifty percent (50%) or more than one hundred fifty percent (150%) of the most recent previous forecast for such quarter. If Reseller does request a quantity of Product outside of the prescribed range then ANDA will cooperate with Reseller in fulfilling the order, but ANDA has no obligation to supply more than the amount previously forecasted. Any orders placed by the Reseller may be cancelled by the Reseller if cancellation date is not within ANDA's minimum lead-time of section 4.4.

        4.3 Products are to be delivered F.O.B. ANDA's applicable warehouse or place of production. Unless specific instructions to the contrary are supplied by Reseller, methods and routes of shipment will be selected by ANDA, but ANDA will not assume any liability in connection with shipment or constitute any carrier as an agent of ANDA. All shipments will be insured at Reseller's expense and made at Reseller's risk, and Reseller shall be responsible for making all claims with carriers, insurers, warehousemen, and others for misdelivery, nondelivery, loss, damage, or delay. Reseller shall be responsible for all taxes, duties and other governmental assessments. ANDA shall be responsible for any charges including shipping and expedite fees if shipments errors are a result of ANDA.

        4.4 During the term of this Reseller Agreement, ANDA shall use reasonable commercial efforts to fill promptly (by full or partial shipment) Reseller's Purchase Orders for Products in so far as practicable and consistent with ANDA's the current lead-time schedule, shipping schedule, access to supplies on acceptable terms and allocation of available products and capacity among ANDA's customers. ANDA's minimum lead-time requirement is sixty (60) business days.


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        4.5 ANDA's Engineering Change Notice ("ECN") process will include updating the Reseller with a list of all engineering changes to the Product.

        4.6 If the severity of an ECN is such that ANDA reworks its inventory of the Product then ANDA shall make available to Reseller, at no charge, the option of reworking any Product inventory that the Reseller holds, provided that the Reseller has held the inventory less than sixty (60) days. Should Reseller choose to implement an ECN Reseller will notify ANDA in writing.

5. PRICE AND PAYMENT.

        The Reseller's payment to ANDA for the Product and Plugs delivered in accordance with this Agreement and the applicable Purchase Order shall be per the price schedule attached hereto as Exhibit E, which price schedule reflects the Reseller's price discount structure. The price schedule shall be subject to adjustments negotiated on an as-needed basis; provided however, that any such adjustments shall provide the Reseller with a proportionate discount structure. Payment shall be made by wire transfer to ANDA's designated account or by check in ANDA's name within 30 days of invoice.

6. APPOINTMENT OF REPRESENTATIVES.

        Both ANDA and the Reseller shall appoint a program manager/product manager whose task is to serve as the central coordinator with respect to each party's obligations under this Agreement.

7. RIGHTS AND DUTIES OF ANDA.

        7.1 ANDA shall be responsible for the timely and adequate provision and sale of the Product, Plugs and the Services to Reseller in accordance with the terms of this Reseller Agreement.

        7.2 Subject to the terms and conditions of this Reseller Agreement, ANDA hereby grants to Reseller a non-exclusive, non-transferable, non-sublicenseable license to do any of the following, without resulting in any royalty or other obligation owing to ANDA, during the term of this Reseller Agreement:

                (i) reproduce or transmit in any form and by any means, electronic or mechanical, including photocopying, recording, or by any information storage and retrieval system, any documentation created and provided by ANDA and which ANDA deems relevant and reasonably necessary for marketing, selling and distributing the Product (provided such documentation is not modified and ANDA's proprietary notices are not removed),

                (ii) use any and all documentation created by ANDA for end users which Reseller may require in creating its own manuals for the Product or Applications, subject to ANDA's prior written approval in each instance,

                (iii) use ANDA's name, trademarks, logos and other identifying information in relevant marketing literature, advertising, promotions, customer information and programs generated by Reseller that relate to the Product, subject to ANDA's prior written approval in each instance,

                (iv) demonstrate the Product to the Accounts for a limited time (less than 30 days) provided that the Reseller is present, and train and certify Reseller's program manager/product manager, who shall in turn be authorized to train and certify Reseller's sales, marketing and customer support personnel.

                (v) ANDA shall secure NEBS and [***]* testing as necessary to enable sales of the Product in accounts.

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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        7.3 ANDA shall co-brand the Product with the Reseller's name and model and revision number consistent with the Reseller's standards, which branding shall include, but not be limited to, a face plate and equipment documentation. Such co-branding will identify each party's corporate and product identity in a manner to be mutually agreed upon. Any alteration cost to the standard ANDA Product configuration shall be borne by the Reseller.

8. DUTIES OF RESELLER.

        8.1 Reseller shall use, and shall permit others to use, the Product only in a manner permitted and intended by this Reseller Agreement. Any other use of Product either by Reseller or permitted by Reseller shall constitute a material breach.

        8.2 Reseller shall keep ANDA informed as to any problems encountered with the Products and any resolutions arrived at for those problems, and to promptly communicate any and all modifications, design changes or improvements of the Products suggested by any customer, employee or agent of Reseller.

        8.3 Reseller shall NOT modify, disassemble, decompile, or otherwise reverse engineer the Product or Plugs or otherwise attempt to learn the structure, algorithms or ideas underlying the Product or Plugs.

        8.4 Reseller shall NOT infringe on the copyright, patent or any other proprietary right of any third party.

        8.5 Reseller shall NOT distribute in electronic form any content which violates any law or regulation or to which ANDA has raised any objection.

9. REPRESENTATIONS AND WARRANTIES.

        9.1 ANDA represents and warrants to Reseller that, to the best of its knowledge, the Product does not infringe on any U.S. copyright, patent or any other proprietary right of any third party.

        9.2 ANDA and the Reseller represent and warrant to each other that their respective information systems and technology, inclusive of the Product (for
ANDA) and the Application (for Reseller), respectively, presently are Year 2000 compliant. This means that each party's information systems and technology, and the Product and the Application, respectively, presently are able to accurately process properly formatted date/time data, including, but not limited to, calculating, comparing and sequencing, from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000, and leap year calculations. The foregoing Year 2000 warranty shall only apply if all products interacting with the Products and Applications (for example, hardware, software, including interface programs, operating systems, databases and database engines used with the Licensed Products) are Year 2000 compliant and properly exchange date data with the Products and/or Applications and does not apply to (i) Products or Applications that are modified or altered by the Reseller or any third party;
(ii) Products or Applications that are otherwise operated in violation of this Agreement or any applicable end user agreement or other than in accordance with the end user documentation or (iii) failures which are caused by Reseller's use of any software, hardware or products outside the subject matter of this Reseller Agreement.

10. WARRANTY.


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        10.1 Except as limited herein, ANDA represents and warrants to
Reseller's end users that the Product and the Plugs manufactured and distributed by ANDA hereunder are free from any defect in workmanship or material and substantially conform to the requirements set forth in Exhibit A and Exhibit B, as they pertain to the Product and the Plugs specifically, under normal use and care for a period of five (5) years from the date of delivery by ANDA. The foregoing warranties extend to the Product and Plugs returned by the Reseller as well as the Product and Plugs returned by ANDA's customers.

        10.2 The foregoing five (5) year Product warranty is limited only to the hardware parts of the Product with exception of the fan tray. The fan tray of the Product shall have a one year warranty for any defect in workmanship or material. ANDA will offer any support and maintenance for the software portion of the Product to Reseller pursuant to the terms of Service Agreement set forth in Exhibit F.

        10.3 ANY LIABILITY OF ANDA WITH RESPECT TO A PRODUCT OR THE PERFORMANCE THEREOF UNDER ANY WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY WILL BE LIMITED EXCLUSIVELY TO PRODUCT REPLACEMENT OR, IF REPLACEMENT IS INADEQUATE AS A REMEDY OR, IN THE OPINION OF ANDA, IMPRACTICAL, TO REFUND OF THE LICENSE FEE. SUCH REMEDIES WILL APPLY ONLY TO PRODUCTS RETURNED TO ANDA DURING THE WARRANTY PERIOD. EXCEPT FOR THE FOREGOING, ALL PRODUCTS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, AND THE STATED EXPRESS WARRANTY IS IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF ANDA FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, CONSEQUENTIAL DAMAGES OCCURRING OUT OF OR IN CONJUNCTION WITH THE USE OR PERFORMANCE OF SUCH PRODUCTS OR SPARE PARTS.

        10.4 Products and Plugs that do not conform to the warranties herein will, at ANDA's option, be repaired or replaced. All parts and labor costs for repairs made under the warranties herein shall be borne by ANDA. All insurance and freight costs to the point of repair shall be borne by Reseller; all insurance and freight costs to return the Products and Plugs to Reseller shall be borne by ANDA. If ANDA determines that it cannot or it is not practicable to repair or replace the returned Products and Plugs, ANDA will refund the price of the non conforming Products or Plugs. The remedies provided in this subsection are the sole and exclusive remedies for breach of the warranties contained in this Reseller Agreement.

11. CONFIDENTIALITY.

        11.1 Each party shall each keep in confidence all products, software, data, business or technical information, designs, know-how, programs and intelligence, whether in machine readable or visually readable form, exchanged under this Reseller Agreement, that is deemed confidential and proprietary to the other party ("Confidential Information").

        11.2 Except as expressly allowed in this Agreement, the receiving party will hold in confidence and not use or disclose any Confidential Information of the disclosing party and shall similarly bind its employees having access to the Confidential Information in writing. Confidential Information shall not include information that (a) is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; or (b) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or (c) was rightfully in the possession of the receiving party without


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restriction prior to its disclosure by the other party; or (d) was independently developed by employees or consultants of the receiving party without access to such Confidential Information.

        11.3 Except as expressly allowed in this Agreement, the receiving party will hold in confidence and not use or disclose any Confidential Information of the disclosing party and shall similarly bind its employees in writing.

        11.4 Except as to potential investors or acquirers, or to the extent that disclosure is required by applicable securities and other laws and regulations, the Parties agree not to disclose either directly or indirectly, at any time, to any third party, except to the Accounts, whether by way of press release, announcement, or in any other manner without the prior written consent of the other party, the existence, intent or terms of this Reseller Agreement, in whole or in part. The parties plan to issue a joint press release with respect to this Reseller Agreement.

12. INTELLECTUAL PROPERTY. No title or property rights, including all copyright and other intellectual property rights of either party shall be assigned, transferred, modified or otherwise effected as a result of any term or provision of this Reseller Agreement.

13. INITIAL TERM AND TERMINATION.

        13.1 The initial term of this Reseller Agreement ("Initial Term") shall commence on the Effective Date and shall continue for a period [***]*. Either party may terminate this Reseller Agreement during the Initial Term upon [***]* written notice.

        13.2 Except as provided for in 3.1 and except as otherwise provided for in this Agreement, at the end of the Initial Term, this Reseller Agreement shall automatically renew for successive annual periods until terminated by either party upon [***]* written notice prior to the end of the current term.

        13.3 Upon expiration or termination of this Reseller Agreement, all rights and licenses of the parties herein shall cease except that Section10, 11,12,14,15, 18, 28 and any rights to payment already accrued shall survive termination.

14. DEFAULT.

        14.1 Reseller or ANDA shall be considered in default ("Default") on the occasion of a voluntary or involuntary bankruptcy (and not dismissed within 120 days), liquidation where there are no successors in interest to the relevant assets or business, assignment for the benefit of creditors or any admission in writing of an inability to pay debts when due.

        14.2 Within thirty (30) days of Default or material breach of the terms of this Reseller Agreement by either party, written notice may be provided by the defaulting party. A sixty (60) day period ("Cure Period") shall be granted to correct the Default or breach. At the end of the Cure Period, if the Default or breach has not been corrected, either party may terminate this Reseller Agreement upon written notice.

        14.3 Upon termination of this agreement for Default, ANDA shall grant to Reseller a non-exclusive, non-transferable, non-sublicenseable license to manufacture, maintain and support the Product and software for the Product so as to and only to ensure an uninterrupted supply of the Product and to support existing Reseller end users during the remaining term of this Agreement.


* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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15. LIMITATION OF LIABILITY; INDEMNIFICATION.

        15.1 EXCEPT AS PROVIDED HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR TO ANY USER OF THE PRODUCT FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS OR (COST OF PROCUREMENT OF SUBSTITUTE GOODS). THIS LIMITATION DOES NOT APPLY TO DAMAGES THAT ARISE OUT OF RESELLER'S UNAUTHORIZED MODIFICATION OF THE PRODUCT OR PLUGS, RESELLER'S BREACH OF THE LICENSE RESTRICTIONS AND/OR BREACH OF CONFIDENTIALITY.

        15.2 ANDA shall, at its option and own expense, defend or settle, any claim, suit or proceeding brought against Reseller related to any claim of infringement of any patent, copyright or other proprietary right of any third party by the Products or Plugs, pursuant to the terms of this Agreement. ANDA shall indemnify and hold Reseller harmless from and against any costs, expenses, settlements or damages, including reasonable attorney fees, related to any such claim of infringement, provided that Reseller (a) promptly notifies ANDA in writing of the action; (b) permits ANDA full authority to defend or settle the action; and (c) cooperates with, and provides all available information, assistance and authority to, ANDA to defend or settle the action. ANDA shall not be liable for any costs, expenses, damages or fees incurred by Reseller in defending such action or claim, unless authorized by ANDA in advance and in writing. The foregoing obligations of ANDA do not apply with respect to the Products or Plugs or portions or components thereof (i) not supplied by ANDA ;
(ii) which are modified by Reseller, if the alleged infringement relates to such modifications; (iii) combined with software or hardware products where the alleged infringement relates to such combination, (iv) where Reseller continues the allegedly infringing activity after being notified thereof or after being informed and provided with modifications that would have avoided the alleged infringement; or (v) where Reseller's use of the Products or Plugs is not strictly in accordance with the purpose of this Reseller Agreement.

        15.3 If a Product or Plug is, or in the opinion of ANDA is likely to become, the subject of a claim, suit or proceeding of infringement, ANDA may in its sole discretion (a) procure, at no cost to Reseller, the right to continue using the affected Product or Plug; (b) replace or modify the Product or Plug to render it non-infringing, or (c) if, in ANDA's reasonable opinion, neither (a) nor (b) above are commercially feasible, terminate this Reseller Agreement and refund the amounts paid by Reseller for such Products (as depreciated on a straight-line basis over a period of 36 months).

16. FUTURE RELATIONSHIP.

        16.1 The parties to this Reseller Agreement desire to explore cooperating in the development of solutions for the service provider market. Toward this mutually beneficial objective, each party agrees to the following:

                (i) to meet with the other party at least once every three (3) months after the Effective Date hereof to review the parties' respective business and development schedules and the status of the Reseller Agreement, as well as to discuss the potential of future joint development efforts,

                (ii) to publicly support industry forums, consortia and technologies that are concordant with both parties' respective solutions, and


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                        (iii) to use the other's name, trademarks, logos and
other identifying information in relevant marketing literature and programs, subject to the other's prior written approval in each instance however, lack of objection within 5 business days of request shall be deemed as approval

        16.2 Reseller agrees to promptly supply ANDA with its requirements of Reseller's SDSL/HDSL/HDSL-2 mini-module or simi-module ("Module") in order to allow ANDA to perform the integration described in Section 16.3

        16.3 ANDA intends to integrate the Module into the ANDA's UAP release 1 of the Product to provide native HDSL connectivity. ANDA may incorporate this Module into an ANDA Plug which Reseller will then OEM from ANDA for sale to the Accounts on terms to be mutually agreed upon. ANDA agrees to allow Reseller to purchase the appropriate DSL Plug at a cost that is independent of the cost of the Module. The intent of this arrangement is to allow Reseller to resell the DSL Plug without having to double mark up the HDSL Plug. ANDA can charge actual handling and integration cost for the plugs using the Module.

        16.4 Notwithstanding the foregoing, the parties to this Reseller Agreement are independent contractors. Neither party is an agent, representative, or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. This Reseller Agreement and the provisions of this Section 16 shall NOT be interpreted or construed to create an association, joint venture or partnership between the parties or to impose any partnership obligation or liability upon either party.

        16.5 Both ANDA and Reseller agree to support discussions for ANDA's right to purchase components through Reseller or directly from Reseller's third-part vendors at Reseller's discount.

        16.6 Both ANDA and Reseller agree to discuss an assignment of a manufacturing license for the Product to Reseller.

17. ASSIGNMENT. Neither party may assign (voluntarily, by operation of law or otherwise) this Reseller Agreement or any right, interest or benefit under this Reseller Agreement without the prior written consent of the other party; however, either party may assign this Reseller Agreement to any entity that acquires substantially all of its stock, assets, or business. Subject to the foregoing, this Reseller Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

18. FORCE MAJEURE. Neither party shall be liable for, or be considered in breach of or default under this Reseller Agreement on account of, any delay or failure to perform as required by this Reseller Agreement as a result of any causes or conditions which are beyond such party's reasonable control and which such party is unable to overcome by the exercise of reasonable diligence. Such causes or conditions may include war, riots, embargoes, strikes, acts of third parties including telephone or other utilities, or other concealed acts of workmen, casualties, accidents or other occurrences beyond such party's control.

19. NOTICE. Any notice, approval, request, authorization, direction or other communication under this Reseller Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered personally to the party to whom the same is directed; or (ii) two business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available, to the address of the party to whom the same is directed as set forth in this


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Reseller Agreement. Either party may change its address specified above by giving the other party notice of such change in accordance with this Section 19.

20. RETURN OF INFORMATION. Upon the termination of this Reseller Agreement, each party shall promptly return all information, documents, manuals and other materials belonging to the other party except as otherwise provided in this Reseller Agreement.

21. ENTIRE RESELLER AGREEMENT. This Reseller Agreement sets forth the entire agreement between the parties, and supersede any and all proposals, communications and prior agreements of the parties, either written or oral, with respect to the transactions set forth herein. Neither party shall be bound by, and each party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Reseller Agreement (whether or not it would materially alter this Reseller Agreement) and which is proffered by the other party in any correspondence or other document, unless the party to be bound thereby specifically agrees to such provision in writing. Any different or additional terms of any related purchase order, confirmation, or similar form even if signed by both parties after the date hereof shall have no force or effect.

22. AMENDMENT. No change, amendment or modification of any provision of this Reseller Agreement shall be valid unless set forth in a written instrument signed by the party to be bound thereby.

23. FURTHER ASSURANCES. Each party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other party for the implementation or continuing performance of this Reseller Agreement.

24.. CONSTRUCTION. In the event that any provision of this Reseller Agreement conflicts with the law under which this Reseller Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the parties to this Reseller Agreement, such provision shall deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Reseller Agreement shall remain in full force and effect.

25. APPLICABLE LAW; JURISDICTION. This Reseller Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the state of California. Each party irrevocably consents to the exclusive jurisdiction of the courts of the state of California and the federal courts situated in the state of California, in connection with any action to enforce the provisions of this Reseller Agreement, to recover damages or other relief for breach or default under this Reseller Agreement, or otherwise arising under or by reason of this Reseller Agreement.

26. DISPUTE RESOLUTION. The parties agree to cooperate with each other to attempt to settle all disputes arising under this Agreement without resort to mediation or arbitration. If the parties are unsuccessful in resolving a dispute within forty-five (45) days from the date the parties begin attempting to resolve it, either party may submit the dispute to mediation in Orange County, California, before a mediator from the telecommunications industry. Neither party may initiate arbitration proceedings until mediation is completed. All disputes which the parties fail to resolve through cooperation and mediation shall be finally resolved by binding arbitration in Orange County, California by a single arbitrator in accordance with the Federal Arbitration Act, 9 USCA 1, et. seq. in effect at the time. Each party shall bear its own costs of preparing and presenting its case; the costs of arbitration, including the fees of the arbitrators shall be shared equally by the parties unless the award provides otherwise. Notwithstanding anything contained in this paragraph, each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party in order to enforce the


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instituting party's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

27. EXPORT CONTROL. Reseller shall comply with the U.S. Foreign Corrupt Practices Act and all applicable export laws, restrictions, and regulations of any United States or foreign agency or authority and not export or re-export or allow the export or re-export of any product, technology, or information it obtains or learns pursuant to this Reseller Agreement in violation of such laws, restrictions or regulations. Reseller shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export from the United States of the Products to any location in compliance with all applicable laws and regulations prior to delivery thereof by Company.

28. COMPETITIVE PRODUCT. During the term of this Reseller Agreement, Reseller shall not develop a product or solution that contains an ability to translate [***]* and TR-08, ESF or D4 formats. Reseller shall provide ANDA six (6) months advance notice of any such development plans; whereon ANDA may terminate this Reseller Agreement at any time.

        IN WITNESS WHEREOF, the parties hereto have executed this Reseller Agreement as of the date first above written.

ANDA Networks, Inc.                         PairGain Technologies, Inc.


By:                                         By:
   --------------------------------            ---------------------------------

Name: Charles Kenmore                       Name: Mike Pascoe

Title: President/CEO                        Title: President/CEO

Date:                                       Date:
     ------------------------------              -------------------------------

Address:

ANDA, Inc.                                  PairGain Technologies, Inc.

Attn:                                       Attn:
     ------------------------------              -------------------------------

-----------------------------------         ------------------------------------

-----------------------------------         ------------------------------------

Phone:                                      Phone:
      -----------------------------               ------------------------------

Fax:                                        Fax:
    -------------------------------             --------------------------------


* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED
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                                       10

                                    EXHIBIT A
                       PRODUCT AND APPLICATION DEFINITION

"PRODUCT" SHALL MEAN BOTH RELEASE 0 AND RELEASE 1 OF ANDA'S NETWORKS UNIVERSAL ACCESS PLATFORM ("UAP") AS MORE FULLY DESCRIBED BELOW:


        RELEASE 0 PRODUCT:

Product release 0 is a [***]* concentrator to translate D4 and ESF to [***]*. Release 0 consists at a minimum of the following features:

           (1) Support [***]*

           (2) [***]*

           (3) Support for loop start and ground start POTS on hook transmission

           (4) [***]* management via async RS-232 [***]*

           (5) [***]* alarm reporting and [***]*

           (6) Support of management objects [***]* and the [***]*


The following features are Optional Features for Release 0. ANDA retains the option to include these Optional Features in Release O in the event (i) Reseller pays for ANDA's non-reoccurring expenses associated with ANDA's development of the Optional Features, or (ii) Reseller and ANDA mutually agree that the business justifies ANDA's development of the Optional Features.

           (1) Full DS0 cross-connect functionality that allows ISDN, DDS or other specials to be groomed onto non-[***]* DS1 trunks

           (2) Support of all management objects described in supplement 3 to [***]* issue 1


Proper functioning of Release 0 operation shall be available to all Reseller accounts which purchase the Product regardless of whether the account purchases the optional Software Maintenance Agreement.



           RELEASE 1 PRODUCT:

           Product release 1 has all the functionality of release 0 with TR-08 (mode 1) to [***]* translation and additional frame relay transport and concentration functionality.

"APPLICATION" SHALL BE DEFINED AS THE FOLLOWING FOR RELEASE 0 OF THE PRODUCT AND RELEASE 1 OF THE PRODUCT, RESPECTIVELY:

RELEASE 0 APPLICATION:

           The Release 0 Product defined above when implemented with PG-Flex/Plus COT in TR-08 mode 1 to convert [***]* interface technology to TR-08 signaling format as modified jointly by ANDA and Reseller.


* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

RELEASE 1 APPLICATION:

The Release 1 Product [***]* with [***]* to
[***]* and [***]* via [***]*, [***]*, and
[***]* technology. The [***]* technology to a [***]* in a [***]* will be using [***]* or [***]*.


* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT B
                              PLUGS AND PERIPHERALS

UAP-988-2100         Shelf                               [***]*
UAP-988-2110         System board                        [***]*
UAP-988-2300         T1 Interface                        [***]*
UAP-988-2400         Channelized DS-3 Interface          [***]*
UAP-988-2410         HDSL Interface                      [***]*
UAP-988-2420         Frame Relay Server                  [***]*

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT C
                        ACCOUNTS (EXCLUSIVE FOR YEAR-ONE)

Account                                               Quota
-------                                              -------
[***]*                                               $[***]*
[***]*                                               $[***]*
[***]*                                               $[***]*
[***]*                                               $[***]*
[***]*                                               $[***]*


* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   EXHIBIT D:
                               SUPPORT TO ACCOUNTS

ANDA Networks shall use reasonable efforts to:

     (i)      Support the sales of the Application at the exclusive Accounts

     (ii) Provide lab resources and staff to support integration verification testing of the Product with the PD-Plus platform in ANDA Networks' lab by April 1, 1999 (target date only).

     (iii) Make available two release 0 version (identified on Exhibit A) of the Product for Reseller's lab by April 15, 1999 (target date only).

     (iv) Provide reasonable support for the Products to Reseller sales and customer service engineers, and train Reseller's Product Line Manager pursuant to the Reseller Agreement.

     (v) Develop, manufacture, sell and support systems and Plugs for the Product in order to support delivery of Product by May 14th, 1999 (target date only).

     (vi) Enter into limited mutual developments with Reseller to provide greater offering of services, and integrate test and management interfaces to customers of the ANDA Networks and Reseller combined platform. This limited development is to be evaluated by the revenue that is beneficial to both ANDA Networks and Reseller.

                                    EXHIBIT E
                      LISTING PRICING AND DISCOUNT SCHEDULE

The following table is the current pricing for the UAP release 0 parts:

PART NUMBER               DESCRIPTION                      LIST PRICE
------------        ---------------------------            ----------
UAP-988-2100        Shelf                                  $[***]*
UAP-988-2110        System board                           $[***]*
UAP-988-2300        T1 Interface (12 port/card)            $[***]*

        The following table illustrates a typical half-filled configuration of ANDA UAP release 0 under different discount structure:

PART NUMBER                DESCRIPTION                 QTY           RESELLER PRICE          LIST PRICE
--------------------------------------------------------------------------------------------------------
    [***]*       HDT
UAP-988-2100     Shelf                                  1             $[***]*                 $[***]*
UAP-988-2110     System board                           2             $[***]*                 $[***]*
UAP-988-2300     T1 Interface (12 port/card)            10            $[***]*                 $[***]*
                                            TOTAL                     $[***]*                 $[***]*
UAP-988-2600     Maintenance Fee ([***]* of system      1             $[***]*                 $[***]*
                 per year)
                 --------------------------------------------
                 PRICE PER T1                        $[***]*
                 PRICE PER DS0                       $[***]*
                 --------------------------------------------

   [***]*        HDT
UAP-988-2100     Shelf                                  1             $[***]*                 $[***]*
UAP-988-2110     System board                           2             $[***]*                 $[***]*
UAP-988-2300     T1 Interface (12 port/card)            10            $[***]*                 $[***]*
                                            TOTAL                     $[***]*                 $[***]*
UAP-988-2600     Maintenance Fee ([***]* of system      1             $[***]*                 $[***]*
                 per year)
                 --------------------------------------------
                 PRICE PER T1                        $[***]*
                 PRICE PER DS0                       $[***]*
                 --------------------------------------------

   [***]*        HDT
UAP-988-2100     Shelf                                  1             $[***]*                 $[***]*
UAP-988-2110     System board                           2             $[***]*                 $[***]*
UAP-988-2300     T1 Interface (12 port/card)            10            $[***]*                 $[***]*
                                            TOTAL                     $[***]*                 $[***]*
UAP-988-2600     Maintenance Fee ([***]* of system      1             $[***]*                 $[***]*
                 per year)
                 --------------------------------------------
                 PRICE PER T1                        $[***]*
                 PRICE PER DS0                       $[***]*
                 --------------------------------------------

   [***]*        HDT

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

UAP-988-2100     Shelf                                  1             $[***]*                   $[***]*
UAP-988-2110     System board                           2             $[***]*                   $[***]*
UAP-988-2300     T1 Interface (12 port/card)            10            $[***]*                   $[***]*
                                            TOTAL                     $[***]*                   $[***]*
UAP-988-2600     Maintenance Fee ([***]* of system      1             $[***]*                   $[***]*
                 per year)
                 --------------------------------------------
                 PRICE PER T1                        $[***]*
                 PRICE PER DS0                       $[***]*
                 --------------------------------------------

The table below is the Year-One Discount Schedule. Year-One is the first 12-months after the Effective Date of the Reseller Agreement. The volume discount schedule has only been determined for Year-One. Prior to renewing the second year of the term of the Agreement, the parties shall review the previous years revenue and calculate the discount for the second year of the term.

Year-One Discount Schedule

YEARLY REVENUE      DISCOUNT SCHEDULE
--------------      -----------------
[***]*                   $[***]*
[***]*                   $[***]*
[***]*                   $[***]*
[***]*                   $[***]*

Each quarter, the parties shall review the revenue received by ANDA for Product ordered by Reseller. ANDA will make the discount adjustment in good faith by setting a new Performance Quota for the upcoming quarter. The new Performance Quota will be based on (i) [***]* and (ii) [***]*. The new Performance Quota will be multiplied by four (4) to calculate the adjusted discount under the Year-One schedule. The discount for the following quarter will be based on the schedule above:

The percentage discount for the each quarter shall be determined by the following quarterly performance guide. The first contract quarter will start at [***]* discount schedule.

      CONTRACT Q1           CONTRACT Q2          CONTRACT Q3           CONTRACT Q4            TOTAL             DISCOUNT
  -------------------    -----------------    -----------------     -----------------   -----------------       --------
  PERFORMANCE QUOTA $    PERFORMANCE QUOTA    PERFORMANCE QUOTA     PERFORMANCE QUOTA         YEARLY
                                                                                        PERFORMANCE QUOTA
  -------------------    -----------------    -----------------     -----------------   -----------------       --------
      $[***]*                $[***]*              $[***]*               $[***]*              $[***]*             $[***]*
      $[***]*                $[***]*              $[***]*               $[***]*              $[***]*             $[***]*
      $[***]*                $[***]*              $[***]*               $[***]*              $[***]*             $[***]*
      $[***]*                $[***]*              $[***]*               $[***]*              $[***]*             $[***]*

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[***]*



* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT F
                                SERVICE AGREEMENT

ANDA Product software release is identified and controlled by a release number and a revision number: x.y where x is the release number and y is the periodic revision number. ANDA Product software release procedure is designed to support periodic maintenance revisions as well as application feature releases. The periodic maintenance revisions are normally made available quarterly by ANDA to enhance the application features. The following items if developed will be considered enhanced application features for Release 0:

     (1)  [***]* support for specials such as ISDN, EBS,

     (2) Value added management in the Application such as developments providing network management access to the PairGain Flex(Plus) through the Product.

     (3) Value added channel testing and drop testing in the Application such as developments providing testing access to the PairGain Flex(Plus) through the Product.

     (4) Any other developments targeted to [***]* applications or enhancements to the Application in [***]*

Such enhanced application features will be available as Optional Features of the Release 0 Application for end customers who subscribe to Software Maintenance Service.

To receive the periodic maintenance software revisions, a customer has to purchase an optional Software Maintenance Service Contract. The Software Maintenance Service Contract will not cover a software package with a different release number.

Customers do not have to purchase the Software Maintenance Agreement to receive an upgrade that fixes a bug in the functionality of their purchased Release. The end customer satisfaction over proper operation will distinguish bugs from feature enhancements.

The UAP is a platform to support many different applications. Customer may purchase an application software package to enable a specific application on the UAP. When the application software package is available, customer may purchase the package to upgrade the ANDA-UAP for a different application.

As a reseller to ANDA Networks, Reseller may resell both the Software Maintenance Service Contract and Software Application Package at a mutually agreed discount schedule.



* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.